UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2011

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, AeroVironment, Inc. (the “Company”) announced that its Board of Directors has appointed Wahid Nawabi as Senior Vice President and General Manager, Efficient Energy Systems (EES), effective December 12, 2011.  Mr. Nawabi succeeds Michael Bissonette, who resigned from his position as the Company’s Senior Vice President and General Manager, EES, effective as of December 12, 2011, to serve the Company as Senior Vice President and Deputy General Manager, EES.

Mr. Nawabi, age 43, served as Vice President, Global Sales of Altergy Systems from March 2010 through November, 2011, and as Vice President, Americas, and Vice President, Global Sales for C&D Technologies from February 2009 through March 2010.  Prior to joining C&D Technologies, Mr. Nawabi worked for 16 years with American Power Conversion in a succession of positions of increasing responsibility, and most recently as Vice President, Enterprise Segment, North America and Canada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: December 13, 2011	By:	/s/ Timothy E. Conver
Timothy E. Conver
Chairman, President and Chief Executive Officer